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EXHIBIT 10.1


                          DIRECTOR COMPENSATION PROGRAM

         Effective January 1, 2005, ADMG's Director Compensation Program is as follows:

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         Non-Employee Director Fees:
                  - Annual Board of Directors retainer fee                       $6,000 per year
                  - Annual Board committee member retainer fee                   $2,000 per year
                  - Annual Audit Committee Chairman retainer fee                 $2,000 per year
                  - Amount paid per telephone meeting                            $500 per meeting
                  - Amount paid per in-person meeting                            $1,000 per meeting
                  - Non-qualified stock options*                                 10,000 granted annually
                                                                                    following annual
                                                                                    stockholders' meeting
                  - Non-qualified stock options*                                 20,000 granted upon
                                                                                    initial appointment
                                                                                    to the Board
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                  * Options are to be granted under ADMG's stock option plan (to the extent shares are then available under the plan); to
                    have an exercise price equal to the fair market value of a share of ADMG's common stock on the date of grant; to vest and become exercisable six months after their date of grant;
                    and to expire at the earlier of ten years after their date of grant or one year after the director ceases service on
                    the Board.

         Employee Director Fees

                  - None